Exhibit 10.1

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as this “Amendment”) is made this 14th day of August, 2017, by and between Western B South MS, LLC, a Delaware limited liability company (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are party to that certain Industrial Lease Agreement, dated as of August 19, 2004 (the “Original Lease”), as amended by that certain First Amendment to Industrial Lease Agreement, dated as of December 22, 2004 (the “First Amendment”), as further amended by that certain Second Amendment to Industrial Lease Agreement, dated as of December 28, 2007 (the “Second Amendment”), as further amended by that certain Third Amendment to Industrial Lease Agreement, dated as of August 14, 2008 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Industrial Lease Agreement, dated as of December 31, 2010 (the “Fourth Amendment”), and as further amended by that certain Fifth Amendment to Industrial Lease Agreement, dated as of January 27, 2015 (the “Fifth Amendment”, and collectively with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, the “Lease”, as may be further amended or modified from time to time), pursuant to which Landlord leases to Tenant certain premises consisting of approximately 434,900 rentable square feet with a common address of 8474 Market Place, Southaven, Mississippi 38671, as more particularly described in the Lease (the “Original Premises”), and located in the Building commonly known as Southaven Distribution Center, Building 2.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Lease.

WHEREAS, Tenant desires to reduce the Original Premises by approximately 194,400 rentable square feet, as more particularly shown on Exhibit A attached hereto (the “Reduction Premises”) such that the Premises for purposes of the Lease from and after the Remaining Premises Commencement Date (as hereinafter defined) shall consist of approximately 240,500 rentable square feet, as more particularly shown on Exhibit A attached hereto (the “Remaining Premises”).

WHEREAS, Landlord has agreed to the requested changes set forth in the preceding recitals, subject to the entry into this Amendment and the modification of the Lease terms and conditions as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, and the mutual covenants set forth herein, the parties hereto agree as follows:

1.Remaining Premises; Surrender of the Reduction Premises.

(a)Remaining Premises.

(i)

Effective solely for the period from and after September 15, 2017 (the “Remaining Premises Commencement Date”), the “Demised Premises” as defined in the Lease shall be deemed to be only the Remaining Premises, and all of the terms and conditions of the Lease with respect to the Demised Premises shall be deemed to apply solely to the Remaining Premises in all respects, except as otherwise set forth herein.

(ii)

Notwithstanding Section 8 of the Original Lease, on or prior to the Remaining Premises Commencement Date, Tenant shall deliver revised insurance certificates as required pursuant to Section 8 of the Original Lease (as amended by the terms of this Amendment).

(iii)	From and after the Remaining Premises Commencement Date, solely for purposes of the Lease, “Tenant’s Operating Expense Percentage” as defined in the Lease shall be 39.92%.

EXHIBIT B

(b)Surrender of Reduction Premises.

(i)

From and after September 14, 2017 (the “Reduction Premises Termination Date”), any and all rights and obligations of Tenant, and obligations of Landlord, with respect to the Reduction Premises, including, without limitation, Tenant’s right to possession of the Reduction Premises, shall be terminated; provided, however, that such termination shall under no circumstances or in any way constitute a waiver or termination of the obligations of Tenant which exist or have accrued up to and including the Reduction Premises Termination Date and which may accrue or continue to accrue after the Reduction Premises Termination Date to the extent Tenant has failed to satisfy all of its obligations with respect to the Reduction Premises.  In the event Tenant fails to surrender the Reduction Premises to Landlord on or prior to the Reduction Premises Termination Date in accordance with the terms hereof, then the terms and conditions of Section 30(a) of the Original Lease shall apply in all respects with respect to the Reduction Premises without in any way affecting the obligations of Tenant with respect to the Remaining Premises, including the obligation to pay rent in accordance with the terms herein.

(ii)

Tenant acknowledges and agrees that, on or prior to the Reduction Premises Termination Date, Tenant shall surrender the Reduction Premises to Landlord in accordance with the terms of Section 30(b) of the Original Lease, including, without limitation, performing the following repair work: (i) replace the burnt out T5 light bulbs, (ii) repair one (1) column pierced by a forklift, (iii) replace three (3) bottom panels of the dock door to the Reduction Premises, (iv) remove the striping on the floor of the warehouse portion of the Reduction Premises, and  (v) remove the racking systems and grind down the bolts in the floor of the Reduction Premises.  In the event Tenant shall fail to surrender the Reduction Premises as provided herein, Landlord shall have, in addition to all rights and remedies available to Landlord under the Lease, at law or in equity, the right, but not the obligation, to perform said work on Tenant’s behalf and at Tenant’s sole cost and expense.  In such event, the total cost of performing said repair work shall be paid by Tenant to Landlord immediately upon demand or, at Landlord’s option, Landlord may reduce the amount of the Moving Allowance (hereinafter defined) by the amount it cost to perform said repair work.

(iii)

In furtherance of the foregoing, Landlord and Tenant acknowledge Landlord inspected the Reduction Premises on or about August 4, 2017.  Landlord reserves the right, on or prior to Reduction Premises Termination Date, to perform a final walkthrough of the Reduction Premises for purposes of inspecting the Reduction Premises for any damages which are Tenant’s responsibility to repair, at Tenant’s sole cost and expense, in accordance with the terms of the Lease and this Amendment, including, without limitation, items outlined in Section 1(b)(ii) herein.  Landlord requires that such damage shall be cured by Tenant prior to the Reduction Premises Termination Date and any such failure to cure such damage or surrender the Reduction Premises in accordance with the terms of the Lease shall be an Event of Default under the Lease not subject to cure and Landlord shall be entitled to exercise any and all rights thereunder or at law.

2.Base Rent Schedule.  Effective as of, and solely with respect to the period after, the Remaining Premises Commencement Date, the monthly Base Rent schedule set forth in Section 2(b) of the Fifth Amendment shall be of no further force and effect and the monthly Base Rent for the Remaining Premises payable by Tenant to Landlord during the Term is as follows:

From:	To:	Base Rent (per month)
September 15, 2017	September 30, 2017	$33,456.22
October 1, 2017	April 30, 2018	$62,730.42

Except as otherwise set forth in this Amendment, all other terms and conditions with respect to the payment of Base Rent, Operating Expenses, or any other sums due and payable by Tenant under the Lease shall remain as set forth thereunder.

EXHIBIT B

3.AS-IS Condition; Landlord’s Work; Moving Cost Allowance.

(a)AS-IS Condition. Tenant hereby acknowledges and agrees that it has accepted the Demised Premises as of the date hereof, and will accept the Remaining Premises as of the Remaining Premises Commencement Date, in AS-IS, WHERE-IS condition without any representation or warranty of any kind made by Landlord in favor of Tenant.

(b)Landlord’s Work. Notwithstanding the foregoing subsection (a), Landlord shall complete the work set forth on Exhibit B attached hereto in accordance with the terms and conditions set forth on such exhibit.

(c)Moving Cost Allowance. Landlord shall contribute up to a maximum amount of $100,000.00 towards Tenant’s moving costs and expenses directly related to Tenant’s removal and repositioning of Tenant’s inventory and equipment out of the Reduction Premises and into the Remaining Premises (the “Moving Cost Allowance”).  The Moving Cost Allowance may be used to pay for any equipment removal or replacement, tenant improvements, alterations, trade fixtures, furniture, racking, equipment, cabling, telephone systems or any other item of personal property located in the Remaining Premises, cost associated with Tenant’s obligations to repair the Reduction Premises as set forth in Section 1(b)(ii), as well as internal and external labor and project management costs related to the foregoing.  Payment of the Moving Cost Allowance shall be made by Landlord to Tenant within thirty (30) days following the last to occur of (i) Tenant’s surrender of the Reduction Premises to Landlord in accordance with the terms of the Lease, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs related thereto, and (iii) if any invoice relates to work performed by contractors or subcontractors who have lien rights for such work, Landlord’s receipt of the final lien waivers from such contractors or subcontractors.  Landlord shall be under no obligation to pay for any of Tenant’s moving costs and expenses in excess of the Moving Cost Allowance.  Further, Landlord shall only be obligated to reimburse Tenant for the amount of the Moving Cost Allowance for invoices submitted to Landlord pursuant to the terms of this Section 3(c) on or before April 30, 2018, at which time Tenant hereby waives any and all rights to any unused portion of the Moving Cost Allowance.

4.Notice.  Landlord and Tenant’s notice addresses, as set forth in Section 1(m) of the Original Lease, and Section 27 of the Original Lease are hereby deleted in their entirety and Section 27 of the Original Lease is hereby replaced with the following:

“27.

Notices. All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses set forth below.  Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

Tenant:

Priority Fulfillment Services, Inc.

8474 Market Place Drive

Southaven, MS 38671

Attention: General Manager

With a copy to:

Priority Fulfillment Services, Inc.

505 Millennium Drive

Allen, TX 75013

Attention: Chief Financial Officer

Landlord:

c/o GLP US Management LLC
Two North Riverside Plaza, Suite 2350
Chicago, IL  60606
Attention: Lease Administration

With a copy to:

c/o GLP US Management LLC
50 Old Ivy, Suite 250
Atlanta, GA 30342
Attention: Regional Director

Either party may by notice given aforesaid change its address for all subsequent notices.”

EXHIBIT B

5.Limitation of Liability.  Any obligation or liability whatsoever of Landlord which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

6.Additional Changes.

(a)Section 2(j) to the Fifth Amendment, Section 8 of the Fourth Amendment, and Section 7 of the Second Amendment are hereby deemed null and void and of no further force and effect.

(b)Tenant represents to Landlord that the LEGO Agreement (as defined in Section 12 of the Fourth Amendment) has been terminated, that Landlord is no longer required to provide any written notice to LEGO (as defined in Section 12 of the Fourth Amendment) pursuant to Section 12 of the Fourth Amendment or otherwise, and that all of LEGO’s rights under Section 12 of the Fourth Amendment are null and void and of no force or effect. Tenant shall and hereby does indemnify Landlord (including predecessors and successors-in-interest of Landlord) and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord by reason of the inaccuracy of the foregoing representation by Tenant.

7.Guaranty.  Tenant hereby acknowledges and agrees that, as a condition to the effectiveness of this Amendment, Tenant shall cause PFSWEB, INC., a Delaware corporation,  as the unconditional guarantor of the Lease pursuant to that certain Guaranty, dated as of August 19, 2004, to, on or before the date hereof, execute the acknowledgement paragraph set forth on the signature page attached hereto.

8.Roof.  Notwithstanding anything to the contrary in the Lease, Landlord may elect, in its sole discretion and from time to time, to install (or permit the installation of) telecommunication equipment, solar equipment and panels, and any other equipment for any other uses on the roof of the Demised Premises.

9.OFAC.  Tenant hereby represents and warrants that, to the best of its knowledge, neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC:  “List of Specially Designated Nationals and Blocked Persons.”  If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to the defaulting party.

10.Tenant’s Broker.  Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction other than Cushman & Wakefield. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

11.No Offer.  Submission of this Amendment by Landlord is not an offer to enter into this Amendment, but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord and Tenant have fully executed and delivered this Amendment.

12.Authority.  Tenant represents and warrants to Landlord that Tenant has been and is qualified to do business in the state in which the Demised Premises is located, that the entity has the full right and authority to enter into this Amendment, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

EXHIBIT B

13.Severability.  If any clause or provision of this Amendment is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby.  It is also the intention of the parties to this Amendment that in lieu of each clause or provision of this Amendment that is illegal, invalid or unenforceable, there be added, as a part of this Amendment, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

14.Counterparts and Delivery.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Amendment.  Execution copies of this Amendment may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Amendment having the binding effect as an original signature on an original document.  Notwithstanding the foregoing, Tenant shall, upon Landlord’s request, deliver original copies of this Amendment to Landlord at the address set forth in such request.  Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Amendment.

15.Conflict; Ratification.  Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control.  Landlord and Tenant hereby agree that (a) this Amendment is incorporated into and made a part of the Lease, (b) any and all references to the Lease hereinafter shall include this Amendment, and (c) the Lease, and all terms, conditions and provisions of the Lease, are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

EXHIBIT B

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly authorized, executed and delivered as of the day and year first set forth above.

TENANT:		LANDLORD:

PRIORITY FULFILLMENT SERVICES, INC.,		Western B South MS, LLC,
a Delaware corporation		a Delaware limited liability company

By:		By:	GLP US Management LLC,
Name:	Cheryl Downing		a Delaware limited liability company,
Title:	Vice President of Financial Planning		as agent for Landlord

By:
Name:
Title:

GUARANTOR:

PFSWEB, INC., a Delaware corporation (the “Guarantor”), hereby acknowledges and agrees (i) to the terms of this Amendment, (ii) that the liability of Guarantor pursuant to that certain Guaranty, dated as of August 19, 2004 (the “Guaranty”), extends to and includes the modification and Extended Term set forth in this Amendment, including, without limitation, any and all monetary and non-monetary obligations which may accrue hereunder or under the Lease, and (iii) that the Guaranty is hereby ratified in full.

PFSWEB, INC.,

a Delaware corporation

By:
Name:	Travis Hess
Title:	EVP & Chief Revenue Officer

EXHIBIT B